UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest reported event):  May 20, 2014

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POSTROCK ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

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Commission File No. 001-34635

Delaware	27-0981065
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)
210 Park Avenue Oklahoma City, Oklahoma (Address of Principal Executive Offices)	73102 (Zip Code)

Registrant’s Telephone Number, including Area Code:  (405) 600-7704

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07             Submission of Matters to a Vote of Security Holders.

The 2014 annual meeting of the stockholders of PostRock Energy Corporation (“PostRock”) was held on May 20, 2014.  Matters voted on at the annual meeting and the results thereof were as follows:

1.Election of directors. The following individuals were elected to PostRock’s board of directors until PostRock’s next annual meeting of stockholders or until their successors are duly elected and qualified:

Nominee	For	Withheld	Broker Non-Votes
Nathan M. Avery	26,094,009	239,290	7,359,613
Terry W. Carter	26,140,002	193,297	7,359,613
William H. Damon III	26,163,161	170,138	7,359,613
Thomas J. Edelman	25,097,788	1,235,511	7,359,613
Duke R. Ligon	26,152,951	180,348	7,359,613
J. Philip McCormick	26,163,166	170,133	7,359,613

2.Ratification of Auditors.  Stockholders ratified the appointment of UHY LLP as PostRock’s independent registered public accounting firm for 2014:

Votes Cast
For	33,491,521
Against	175,059
Abstentions	26,332
Broker Non-Votes	N/A

White Deer Energy L.P. and its affiliates voted all 11,352,142 one one-hundredths of a share of Series B Voting Preferred Stock entitled to vote at the meeting for all director nominees and for the ratification of accountants, which are included in the tabulation of votes in 1 and 2 above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POSTROCK ENERGY CORPORATION
By:	/s/ Stephen L. DeGiusti

Stephen L. DeGiusti
Executive Vice President, General Counsel and Secretary

Date:  May 22, 2014